                                                                  EXHIBIT 10(o)

                           [COMERICA BANK LETTERHEAD]


                                                            March 22, 1996

                               DETREX CORPORATION

REVOLVING CREDIT AGREEMENT APPROVED BY COMERICA BANK

Borrowers:
Detrex Corporation, The Elco Corporation, Harvel Plastics, Inc., and Seibert-Oxidermo, Inc. as joint and several obligors.

Facility:
$12,000,000 Revolving Credit with a $1,250,000 sublimit for standby letters of credit. Total Revolving Credit debt and outstanding letters of credit are not to exceed the lesser of the Revolving Credit amount or the Borrowing Formula.

Purpose
To pick up the outstanding loan balance on the existing revolving credit agreement dated 3/11/94 and amended by the first amendment dated 12/31/94.

Maturity Date:
April 1, 1997.

LENDER:
Comerica Bank.

Borrowing Formula:
-     80% of eligible Accounts Receivable
- Up to $2,000,000 of inventory advances based on 25% of eligible Raw Material and Finished Goods at Harvel Plastics, Inc., Seibert-Oxidermo, Inc. and The Elco Corporation.
      -and-
- a $2,400,000 over advance without regard to formula. Over advance to reduce by all of the proceeds of any tax refund and/or the sale of commercial property.

Collateral:
- First security interest in Borrowers' ASSETS, INCLUDING accounts receivable, GENERAL INTANGIBLES, inventory, machinery, and equipment.
- A first mortgage on commercial properties located at: 401 Emmett Ave., Bowling Green, KY; 325 Emmett Ave., Bowling Green, KY; and 26000 Capitol Ave., Redford, MI; and 300 Kuebler Rd., Easton, PA. Surveys and title commitments to be ordered by Comerica Bank.

                           [COMERICA BANK LETTERHEAD]


                                                            March 22, 1996

                               DETREX CORPORATION
                                  (Continued)

Support
- Pledge and first perfected security interest in the stock of Harvel Plastics, Inc., Seibert-Oxidermo, Inc., and The Elco Corp.

Interest Rate:
Prime + 1.0.


Commitment Fee:
75 basis points on the unused portion, MONTHLY IN ARREARS.

Other Fees:
-   Letter of credit fees of 2.50% per annum, PAYABLE ANNUALLY IN ADVANCE.
-   A $50,000 loan closing fee.
- A monthly fee of 10 basis points to be assessed on the gross over advance amount available to the Borrowers the previous month end.
- All costs, including but not limited to legal, audit, title commitment and appraisal fees, shall be for the account of Borrowers.


Negative Covenants:
-   Consolidated Cash Flow Coverage
    Borrowers shall maintain a Consolidated Cash Flow Coverage ratio of not less than:

   Calculation Date                 Measuring Period               Ratio
   ----------------                 ----------------               -----
      3/31/96                       1/1/96 -  3/31/96              0.55
      6/30/96                       1/1/96 -  6/30/96              0.55
      9/30/96                       1/1/96 -  9/30/96              0.55
     12/31/96                       1/1/96 - 12/31/96              0.60
      3/31/97                       4/1/96 -  3/31/97              0.85

   Where "Consolidated Cash Flow Coverage" is equal to Adjusted Net Income + Depreciation + Amortization DIVIDED by Capital Expenditures + Current Maturities of LTD (excluding balloon payments) + Payment on Capital Leases during the specified period + Dividends + the amount of cash expenditures which are deductions from environmental reserves.

   "Adjusted Net Income" is defined as GAAP Net Income from continuing operations after taxes less the amount of any recoveries in environmental reserves (net of taxes) and plus the amount of any deductions related to increases in environmental reserves (net of taxes).

                           [COMERICA BANK LETTERHEAD]


                                                            March 22, 1996

                               DETREX CORPORATION
                                  (Continued)

 -  Consolidated Current Ratio
    Borrowers shall maintain a Consolidated Current Ratio of at least:

              Period                             Ratio
      ------------------------                -----------
      12/31/95 -  6/29/96                     1.150 to 1.0
       6/30/96 - 12/30/96                     1.175 to 1.0
      12/31/96 - and thereafter               1.250 to 1.0

    Where "Consolidated Current Ratio" is equal to Current Assets other than Deferred Income Taxes divided by Current Liabilities. All other Current Assets and Current Liabilities are defined according to GAAP. Revolving credit debt shall be classified as current for compliance purposes.

 -  Consolidated Tangible Net Worth
    Borrowers shall maintain a minimum Consolidated tangible Net Worth of $15,200,000 to increase by 100% of quarterly net income after taxes with no reductions for losses beginning 3/31/96.

    "Consolidated Tangible Net Worth" is defined as the excess of the net book value of all assets (other than Patents, Patent Rights, Trademarks, Trade Names, Franchises, Copy Rights, Licenses, Goodwill, and similar intangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation, and amortization), over all Debt and Minority Interests.

-   Consolidated Leverage Ratio
    Borrowers shall maintain a "Consolidated Leverage Ratio" of Total Liabilities divided by Tangible Net Worth of not more than:

               Period                            Ratio
       -----------------------                -----------
       12/31/95 - 12/30/96                    3.25 to 1.0
       12/31/96 and thereafter                3.00 to 1.0


    Where "Total Liabilities" are defined according to GAAP.

                           [COMERICA BANK LETTERHEAD]


                                                            March 22, 1996

                               DETREX CORPORATION
                                  (Continued)

Ongoing Reporting Requirements:
- Weekly Report of Accounts Receivable the following Thursday of each week.
- Monthly Detailed Accounts Receivable Aging within 20 days of month end.
- Monthly Detailed Report of Eligible Inventory within 20 days of month end.
- Monthly Detailed Accounts Payable Report within 20 days of month end.
- Monthly Consolidated Financial Statements for Detrex Corporation within 30 days of month end including a Statement of Income and Earnings and Balance Sheets.
- Monthly Financial Statements for The Elco Corporation, Harvel Plastics, Inc., and Seibert-Oxidermo, Inc. including a Statement of Income and Earnings and Balance Sheets within 30 days of month end.
- Monthly internal results by business unit within 30 days of month end.
- Monthly Covenant Compliance Certificates within 30 days of month end.
- Annual Audited Consolidated Financial Statements within 90 days of year end.
- ANNUAL FINANCIAL STATEMENTS FOR HARVEL PLASTICS, INC. WITHIN 90 DAYS OF YEAR END PREPARED BY DETREX CORPORATIONS'S AUDITOR.
- Annual Projections within 30 days of year end, Quarterly updates for the current fiscal year within 45 days of quarter end.
- Other information provided to shareholders and the SEC within five days of delivery.
- Asset Based Bank Audits as scheduled.
- Lockbox with Dominion of Funds for all Borrowers.


Conditions of Closing
- Appraisals satisfactory to the Bank which are not less than 30 days old to be received no latter than 4/30/96 for machinery and equipment located at:
  - Detrex Chemicals Division - Ashtabula, OH
  - Seibert-Oxidermo, Inc. - Detroit and Romulus, MI
  - The Elco Corp. - Cleveland, OH
  - Harvel Plastics, Inc. - Easton, PA and Bakersfield, CA
- See the attached list of qualified machinery and equipment appraisers acceptable to the Bank.

- Appraisal and environmental reports satisfactory to the Bank which are not less than 30 days old to be received no later than 4/30/96 for the following real estate locations:
  - 401 Emmett Ave., Bowling Green, KY
  - 300 Kuebler Rd., Easton, PA
- See attached list of qualified environmental consultants acceptable to the Bank. Real estate appraisals are to be ordered by the Bank as required per current banking regulations.

- The Borrowers are to provide the following information with respect to 325 Emmett Ave., Bowling Green, KY: signed purchase agreement, existing environmental audits, approved remedial work plan, itemization of year-to-date expenditures on the remedial work plan, and revised estimate of the cost to complete the remedial work plan. IF THIS PROPERTY IS NOT SOLD WITHIN 90 DAYS OF CLOSING THIS CREDIT ARRANGEMENT, AN APPRAISAL IS REQUIRED ON THIS PROPERTY WITHIN 120 DAYS OF CLOSING THIS CREDIT ARRANGEMENT.

                           [COMERICA BANK LETTERHEAD]


                                                            March 22, 1996

                               DETREX CORPORATION
                                  (Continued)

Conditions of Closing Continued
- The Elco Corporation shall obtain the consent of the minority shareholders of Harvel Plastics, Inc. to the terms and conditions outlined in this letter, including the pledge of the stock of Harvel Plastics, Inc., and shall modify or amend the by-laws of Harvel Plastics, Inc. to permit the pledge of such stock to Comerica, and Comerica's subsequent exercise of its power of sale as secured party, free and clear of the restrictions contained in its by-laws.

- The Borrowers agree that all of the security granted to Comerica shall also secure all amounts due from the Borrowers to Comerica Leasing Corporation.

Other Provisions
- The occurrence of a Materially Adverse Event shall be an Event of Default.

- Limits on the following:
  - outside debt including capital leases
  - acquisition of businesses
  - asset sales and/or sale/leasebacks
  - judgments or decrees

- Bank will continue to monitor the progress against the 1996 projections and the related impact on Borrowers' ability to meet the financial covenants in the Agreement. The effectiveness of the Agreement will also be evaluated on this criteria.

- The Borrowers shall acknowledge and agree to the terms of this proposal to the undersigned by no latter than 6:00 p.m. on March 22, 1996.

- This loan arrangement must be closed no latter than April 30, 1996. As a condition of closing this credit facility, Comerica must be provided with all documents required by Comerica in form and substance satisfactory to Comerica. A further condition of funding this credit facility is Comerica's continued satisfaction with Borrowers' consolidated financial condition, operations, and economic environment which may be reviewed by Comerica at any time.

- THE LOANS SHALL BE EVIDENCED AND SECURED BY LOAN DOCUMENTS CONSISTENT WITH THIS COMMITMENT AND OTHERWISE IN FORM SATISFACTORY TO THE BANK AND ITS COUNSEL. THE LOAN DOCUMENTS SHALL INCLUDE WARRANTIES, REPRESENTATIONS AND AGREEMENTS TO INDEMNIFY BANK FROM ANY COST ASSOCIATED WITH ANY VIOLATIONS OF ENVIRONMENTAL LAWS AND REGULATIONS.

- THIS COMMITMENT SHALL BE TERMINATED AT THE BANK'S OPTION, AND IN ANY MANNER AS THE BANK MAY DETERMINE IF:
  (i)   ANY BORROWER SHALL FAIL TO COMPLY WITH ANY OF THE TERMS AND
        CONDITIONS HEREOF; OR

                           [COMERICA BANK LETTERHEAD]


                                                            March 22, 1996

                               DETREX CORPORATION
                                  (Continued)

   (II) IN THE EVENT OF THE FILING BY OR AGAINST ANY BORROWER OF A PETITION IN BANKRUPTCY OR INSOLVENCY OR FOR REORGANIZATION, OR FOR THE APPOINTMENT OF A RECEIVER OF TRUSTEE OR THE MAKING BY ANY BORROWER AN ASSIGNMENT FOR THE BENEFIT OF CREDITORS OR THE FILING OF A PETITION FOR ARRANGEMENT BY ANY BORROWER WHICH MAY EXIST AT THE TIME NOW OR HEREAFTER ESTABLISHED FOR THE CLOSING OF THE LOAN FACILITIES CONTEMPLATED HEREUNDER; OR

   (III) ANY MATERIAL ADVERSE CHANGES IN THE FINANCIAL CONDITION, PROPERTIES, OR BUSINESS PROSPECTS OF ANY BORROWER SHALL OCCUR.

- THE COMMITMENTS SET FORTH HEREIN SHALL NOT BE ASSIGNABLE BY THE BORROWERS BY OPERATION OF LAW, OR OTHERWISE, ARE NOT INTENDED TO CREATE ANY RIGHTS IN FAVOR OF AND MAY NOT BE RELIED UPON BY ANY THIRD PARTY.

- THIS COMMITMENT LETTER CONTAINS THE ENTIRE AGREEMENT OF THE BORROWERS AND THE BANK AS OF THE DATE HEREOF AND IS NOT SUBJECT TO OR SUPPLEMENTED BY ANY PREVIOUS CORRESPONDENCE OR DISCUSSIONS BETWEEN THE BORROWERS AND THE BANK OR ANY OTHER DOCUMENT NOT EXPRESSLY REFERENCED HEREIN. NO CHANGE IN THIS COMMITMENT LETTER SHALL BE BINDING UPON THE BANK UNLESS EXPRESSED IN WRITING AND SIGNED BY THE BANK.

Please contact me if you have any questions.

Very truly yours,

Mark A. Reifel

Mark A. Reifel
Assistant Vice President


ACKNOWLEDGED AND AGREED:

DETREX CORPORATION

By:  G.J. ISRAEL                         Date: March 22            , 1996
   --------------------------                  ---------------------

Its: V.P. - FINANCE
    -------------------------

                            [COMERICA LETTERHEAD]


                                                            March 22, 1996

                               DETREX CORPORATION
                                  (Continued)




THE ELCO CORPORATION

By:  G.J. ISRAEL                          Date: March 22            , 1996
   --------------------------                  ---------------------

Its: TREASURER
    -------------------------


HARVEL PLASTICS, INC.

By:  G.J. ISRAEL                          Date: March 22            , 1996
   --------------------------                  ---------------------

Its: DIRECTOR
    -------------------------


SEIBERT-OXIDERMO, INC.

By:  G.J. ISRAEL                          Date: March 22            , 1996
   --------------------------                  ---------------------

Its: TREASURER
    -------------------------